                                                                  EXHIBIT 23.3.4

                  CONSENT OF PERSONS ABOUT TO BECOME DIRECTORS

     The undersigned hereby consents to the inclusion of his name in this Registration Statement on Form S-1 (File No. 33-83952) as a person to become a director of ICN Merger Corp. upon the consummation of the merger involving ICN Merger Corp., ICN Pharmaceuticals, Inc., SPI Pharmaceuticals, Inc., Viratek, Inc. and ICN Biomedicals, Inc.

September 15, 1994                        /s/  ROGER GUILLEMIN
                                          -------------------------------------
                                          Roger Guillemin